
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-Q
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-27-1998
<PERIOD-START>                             MAR-29-1997
<PERIOD-END>                               JUN-27-1997
<CASH>                                          13,148
<SECURITIES>                                         0
<RECEIVABLES>                                    6,917
<ALLOWANCES>                                         0
<INVENTORY>                                     10,304
<CURRENT-ASSETS>                                     0
<PP&E>                                         174,932
<DEPRECIATION>                                  48,077
<TOTAL-ASSETS>                                 529,336<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                        386,910<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        41,391
<OTHER-SE>                                    (32,891)
<TOTAL-LIABILITY-AND-EQUITY>                   529,336<F3>
<SALES>                                              0
<TOTAL-REVENUES>                                72,095
<CGS>                                                0
<TOTAL-COSTS>                                   48,236
<OTHER-EXPENSES>                                18,042<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              10,090
<INCOME-PRETAX>                                (4,273)
<INCOME-TAX>                                     (800)<F5>
<INCOME-CONTINUING>                            (3,473)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (3,473)<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Advance Rental Payments of $43,975, Contract Rights of $208,367 and
Goodwill of $104,246 each net of accumulated amortization, for the three months ended June 27, 1997.
<F2>Includes $196,655 of 11 3/4% senior notes as well as debt outstanding under a credit facility of $188,000 for the three months ended June 27, 1997.
<F3>Includes Accrued Commissions of $13,090 and Accrued Interest of $4,261, for
the three months ended June 27, 1997.
<F4>Other Expenses includes stock based compensation charges of $104 for the three months ended June 27, 1997.
<F5>The provision (benefit) for income taxes consists of $50 currently payable and ($850) deferred, for the three months ended June 27, 1997.
<F6>In addition, EDBITA (earnings before interest, income taxes, depreciation and amortization) of $22,396 (before the deduction for the stock-based compensation charge) was generated for the reported period. EDBITA is a meaningful measure of a company's ability to service debt.

